Exhibit 99.1

Turn Therapeutics Appoints Martin Dewhurst to its Board of Directors

Mr. Dewhurst Brings Over 30 Years of Life Sciences and M&A Experience to the Board, Aligning with the Company’s Strategic Long-Term Goals for Growth and Expansion

LOS ANGELES, January 7, 2026 —Turn Therapeutics Inc. (Nasdaq: TTRX), a clinical-stage biotechnology company developing targeted inflammatory and immunology therapies for dermatology, advanced wound care, and infectious diseases, announced today the appointment of Mr. Martin Dewhurst to its Board of Directors. Mr. Dewhurst brings more than 30 years of global leadership experience in life sciences, with a particular focus on mergers and acquisitions.

“Martin’s appointment comes at a pivotal moment for Turn Therapeutics as we advance a disciplined, M&A-focused strategy to expand our pipeline and accelerate long-term value creation,” said Bradley Burnam, Chief Executive Officer of Turn Therapeutics. “Martin brings a unique strategic lens to capital allocation, portfolio expansion, and partnership development stemming from his deep experience as a leader in the life sciences industry. His insights will be instrumental as we evaluate accretive opportunities that complement our platform and position Turn for sustainable growth.”

Mr. Dewhurst dedicated much of his three-decade career to McKinsey & Company, where he co-led the firm’s global life sciences practice. His expertise encompasses biopharmaceuticals, medical technology, genetics, and consumer health. Most recently, he co-founded and led the McKinsey Health Institute, a nonprofit organization focused on tackling some of the world’s most pressing health challenges.

“I am honored to join the Board of Directors at Turn Therapeutics at an exciting point in the company’s evolution,” said Martin Dewhurst. “Turn has built a differentiated platform addressing significant unmet needs across dermatology, wound care, and infectious disease. I look forward to working with the Board and management team to help advance the company’s strategic priorities, including disciplined portfolio expansion and value-enhancing partnerships and acquisitions, while supporting the long-term growth and impact of the organization.”

In addition to his consulting career, Mr. Dewhurst serves as a senior advisor to PJT Partners, a leading global investment and M&A advisory bank, as an external partner to Lightrock, a growth-stage impact investor, and holds board positions, including Distalmotion, a Switzerland-based medtech company focused on robotic surgery. Mr. Dewhurst is a frequent author and speaker at leading global forums, including Bloomberg New Economy, Milken Institute, Financial Times, and The Economist.

Mr. Dewhurst earned his undergraduate degree from Magdalen College, University of Oxford, and holds an MBA from INSEAD, where he graduated on the Dean’s List.

About Turn Therapeutics Inc.

Turn Therapeutics is a biotechnology company developing and commercializing products for dermatology, wound care, and infectious disease. The Company has received three FDA clearances for its proprietary wound and dermatology formulations and is advancing late-stage clinical programs in eczema and onychomycosis. In addition, Turn is pursuing global health initiatives in thermostable vaccine delivery designed to serve underserved areas worldwide, reflecting its commitment to public health innovation.

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the timing and effectiveness of the Company’s registration statement, the success of development programs, and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn Therapeutics in general, see the risk disclosures in the Company’s filings with the SEC. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

Investor Relations/Media Contact:

Sasha Damouni

Corporate Communications

pr@turntherapeutics.com